Exhibit 4.1

SUBSCRIPTION INSTRUCTIONS

THINKING GREEN

Instructions.

Each person considering subscribing for shares of Common Stock (the “Shares”) of Thinking Green (the “Company”) in the Company’s public offering (the “Offering”) should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the following Subscription Agreement (the “Subscription Agreement”). The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment:

(a) Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement by check or certified funds to the Company at the address set forth in Section 2(c)(i) of the Subscription Agreement or via wire transfer using the wire transfer instructions set forth in Section 2(c)(ii) of the Subscription Agreement.

(b) The closing of the offering of the Shares (the “Closing”) is scheduled on or about ______________, unless (i) all the Shares are sold before that date, (ii) the Company extends the Offering period or (iii) the Company otherwise elects to close the offering early or cancel it, in each case in the Company’s sole discretion.

(c) There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing. All funds received by the Company from accepted subscriptions for Shares sold by the Company will be immediately available to the Company for general business purposes.

THE PURCHASE OF SHARES OF THINKING GREEN INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF THINKING GREEN’S SHARES SHOULD READ THE OFFERING CIRCULAR RELATING TO THIS OFFERING.

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SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) acknowledges and understands that:

A.	Thinking Green (the “Company”, “we” or “our”) is offering 12,500,000 shares of our common stock, par value $0.001 per share (the “Common Stock or ”the “Shares”) pursuant to the Offering Statement on Form 1-A (File No. __________) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the offering circular contained therein (the “Offering Circular”)) containing information regarding the Shares and terms of the offering that became effective on [___________ __], 2018. The Shares are being offered at a purchase price of $2.00 per Share, up to an aggregate purchase price of $25,000,000, before deduction of offering expenses (the “Offering”). All payments for Shares are to be made to the Company through the escrow agent, Prime Trust, LLC.

B.	Unless terminated earlier by the Company, in its sole discretion, the Offering is scheduled to terminate on or about _______________, unless all the Shares are sold before that date, the Company extends the offering period or the Company otherwise elects to close the offering early or cancel it, in each case in the Company’s sole discretion (the “Offering Period”).

C.	There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the closing of the Offering. All funds received by the Company from accepted subscriptions for Shares sold by the Company will be immediately available to the Company for general business purposes.

1. Subscription. The Subscriber hereby subscribes for the number of Shares set forth below for the aggregate subscription price for the Shares set forth below (the “Subscription Amount”).

2. Subscription Procedures. To subscribe, the Subscriber must:

a)	Complete and sign this Subscription Agreement;

b)	Return the completed and signed Subscription Agreement to the Company at the following address:

_______________

_______________

_______________

and

c)	Either (i) deliver a check or certified funds payable to “Prime Trust, LLC f/b/o Thinking Green” to the address set forth above for an amount equal to the Subscription Amount; or (ii) wire funds in an amount equal to Subscription Amount using the following wire transfer instructions:

WIRE TRANSFER INSTRUCTIONS

_________________________
_________________________
_________________________

Federal Wire ABA/Routing: _________________________
Swift Number: _________________________ (International Wires only)
ACH Routing number: _________________________

Account number: _________________________

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3. Representations, Warranties and Covenants of the Subscriber. Subscriber hereby represents, warrants and covenants with and to the Company as follows:

(a) Subscriber is of legal age, as determined by the laws of his or her country of residence and is under no legal disability nor is Subscriber subject to any order which would prevent or interfere with its execution or delivery of this Agreement.

(b) Subscriber has received a copy of the Offering Circular dated ___________ __, 2018, or the Company has made available to the Subscriber an electronic version thereof as filed by the Company with the Commission, prior to or in connection with the execution of this Agreement.

(c) The Subscriber acknowledges and agrees that the subscription hereunder is irrevocable, except as required by applicable law, and that this Agreement shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of his heirs, executors, administrators, successors, legal representatives and permitted assigns.

(d) The Subscriber understands that the subscription made hereby is not binding upon the Company until accepted by the Company, as evidenced by the delivery to the Subscriber of the Company’s signed counterpart to this Agreement executed by a duly authorized officer of the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion.

(e) The Subscriber understands that (i) if this subscription is rejected in whole, the Company shall return to Subscriber, without interest, the payment tendered by Subscriber for the Shares, in which case the Company and Subscriber shall have no further obligation to each other hereunder or (ii) in the event of a partial rejection of this subscription, Subscriber’s payment will be returned to Subscriber, without interest, whereupon Subscriber agrees to deliver a new payment in the amount of the purchase price for the number of Shares to be purchased hereunder following a partial rejection of this subscription.

(f) Except as set forth in the Offering Circular, no representations or warranties, oral or otherwise, have been made to Subscriber by the Company or any other person, whether or not associated with the Company or the Offering. In entering into this transaction, Subscriber is not relying upon any information, other than that contained in the Offering Circular and the exhibits thereto and the results of any independent investigation conducted by Subscriber at Subscriber’s sole discretion and judgment.

(g) Subscriber is aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the Subscriber will realize any gain from this investment and that the Subscriber could lose the total amount of the Subscriber's investment.

(h) Subscriber understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering, or any recommendation or endorsement of the Shares or the Offering.

(i) FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY: If the Subscriber is a partnership, corporation, trust, or other entity, (i) the Subscriber has the full power and authority to execute this Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (ii) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

(j) The address shown under the Subscriber's signature at the end of this Agreement is the Subscriber's principal residence if he or she is an individual, or its principal business address if a corporation or other entity.

(k) All information herein concerning the Subscriber is correct and complete as of the date this Agreement was executed by the Subscriber.

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4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with and to the Subscriber as follows:

(a) The Company is duly formed and validly existing under the laws of Nevada, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(c) The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Company.

(d) The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable.

5. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Subscriber.

6. Entire Agreement. This Agreement, together with any instruments executed simultaneously herewith, constitutes the entire agreement between the parties.

7. Further Assurances. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intent and purposes hereof.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

11. Confirmation of Sale. The Subscriber acknowledges and agrees that such Subscriber’s receipt of the Company’s signed counterpart to this Agreement shall constitute written confirmation of the Company’s sale of Shares to such Subscriber.

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SUBSCRIPTION INFORMATION

Subscriber Information: Subscriber’s Name(s):

Joint Name (if necessary)

Number of Shares subscribed for:

Subscription Amount:
($2.00 x ______________________ (# of Shares Subscribed for))

Type of Ownership: (You must check one box):

1. ☐ Individual	6. ☐ IRA of________________

2. ☐ Joint Tenants with Right of Survivorship	7. ☐ Trust

3. ☐ Community Property	8. ☐ As A Custodian For _________________________ Under the Uniform Transfer to Minors Act of the State of _________________________

4. ☐ Tenants in Common	9. ☐ Married with Separate Property

5. ☐ Corporation/Partnership (Please list all officers, directors, partners, managers, etc.)	10. ☐ Keogh of ____________
__________________________________________
__________________________________________

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ____ day of ____________, 20___.

Subscriber:

Exact Name in Which Title is to be Held

Signature

Name (Please Print)

Title of Person Executing Agreement

Address: Number and Street

City State Zip Code

Social Security Number

Joint Subscriber: (if necessary):

Exact Name in Which Title is to be Held

Signature

Name (Please Print)

Title of Person Executing Agreement

Address: Number and Street

City State Zip Code

Social Security Number

ACCEPTANCE OF SUBSCRIPTION.

Subscription Amount: $ ______________
Number of Shares: __________________

Accepted this _______ day of ____________, 20___:

THINKING GREEN

By:
Name:
Title:

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

EXECUTION BY SUBSCRIBER WHICH IS A CORPORATION, PARTNERSHIP, TRUST, ETC.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ____ day of ____________, 20___.

Exact Name in Which Title is to be Held

Signature

Name (Please Print)

Title of Person Executing Agreement

Address: Number and Street

City	State	Zip Code

Tax Identification Number

ACCEPTANCE OF SUBSCRIPTION.

Subscription Amount: $ ______________
Number of Shares: __________________

Agreed and Accepted this _______ day of ____________, 20___:

THINKING GREEN

By:
Name:
Title:

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